Exhibit 99.1

GSE Announces Appointment of Charles Sorrentino as President and CEO and Daniel Storey as CFO

HOUSTON, November 4, 2013 -- GSE Holding, Inc. (the “Company” or “GSE”) (NYSE: GSE), a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications, today announced that Charles A. Sorrentino, a current member of the Board and interim President and Chief Executive Officer, has been appointed the Company’s permanent President and Chief Executive Officer, effective immediately.  Prior to his engagement at GSE, Mr. Sorrentino served as President & CEO for Houston Wire & Cable, a NASDAQ company from 2006 until his retirement in 2011.

Daniel Storey has been appointed Senior Vice President and Chief Financial Officer for GSE.  Mr. Storey had served as Vice President, Chief Accounting Officer and Corporate Controller of GSE since May of this year.  Prior to joining GSE, Mr. Storey served in numerous senior management positions within Hewlett Packard’s global accounting network.  Mr. Storey will replace Michael Kirksey who has accepted a new position with another company and will resign from GSE.  After transitioning his responsibilities to Mr. Storey over the next several weeks as GSE completes its third quarter Form 10-Q, Mr. Kirksey will provide consulting services to the Company through the end of the year.

Said Sorrentino, “I am excited about the opportunity to lead such a fine organization as GSE.  During the last few months our management team began a number of new initiatives that are just now beginning to impact our business. It’s great that I will now be in a position to experience the success of these initiatives.  A special thanks to Mike for all that he has done for GSE.  We wish him the best in his new position.  Furthermore, I want to congratulate Daniel on his promotion to CFO and I know that his strong financial skills coupled with a very positive outlook for our Company will serve well all of our stakeholders.”

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids, and gases for organizations engaged in waste management, mining, water, wastewater, and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company’s principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills; contain materials generated in certain mining processes; and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers, and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the United States, Chile, Germany, Thailand and Egypt.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements.  Forward-looking statements give management’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to management.  Important factors that could cause actual results to differ materially from statements included in this press release can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents filed with the SEC.  These documents are available in the Investor Relations section of the Company’s website at http://www.gseworld.com.

The Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects. The forward-looking statements included in this press release are made only as of the date hereof. Management undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT: Daniel Storey

Senior Vice President and Chief Financial Officer

Office: 281-230-6733

Email:  dstorey@gseworld.com